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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation in this amendment no. 3 to the registration statement of Metropolitan Financial Corp. on Form S-1, of our report dated February 12, 1999 on the consolidated financial statements of Metropolitan Financial Corp. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.



                                        Crowe, Chizek and Company LLP


Cleveland, Ohio
May 3, 1999